Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax www.AmericanCapital.com

FOR IMMEDIATE RELEASE

February 23, 2010

CONTACT:

Investors – (301) 951-5917

Media – (301) 968-9400

AMERICAN CAPITAL ANNOUNCES Q4 AND FULL YEAR 2009 RESULTS

Bethesda, MD – February 23, 2010 – American Capital, Ltd. (“ACAS” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) for the quarter and year ended December 31, 2009 of $19 million, or $0.07 per diluted share, and $135 million, or $0.56 per diluted share, respectively. Net earnings (loss) less appreciation and depreciation (“Realized (Loss) Earnings”) for the quarter and year were $(283) million, or $(1.00) per diluted share, and $(678) million, or $(2.81) per diluted share, respectively. For the quarter and year ended December 31, 2009, the Company reported net earnings (loss) of $107 million, or $0.38 per diluted share, and $(910) million, or $(3.77) per diluted share, respectively.

2009 FINANCIAL SUMMARY

•	$135 million of NOI
•	$(340) million net unrealized depreciation of portfolio investments
•	$(716) million net realized loss on portfolio investments
•	$(910) million net loss
✓	71% improvement over 2008
•	$1,143 million of realizations
•	$8.29 net asset value (“NAV”) per share
✓	6% increase over Q3 2009 NAV per share of $7.80
•	$835 million of unrestricted cash and cash equivalents at year end

“Last year was a tremendously difficult year,” said Malon Wilkus, Chairman and Chief Executive Officer. “We worked diligently to restructure our debt facilities and position ourselves for the future. Since announcing the agreement in principle with all of the revolving credit facility lenders we have drafted and negotiated restructuring documentation with representatives of all of the creditor groups. While this has taken us longer than any of us anticipated, and though there is more to be done with respect to these agreements, we are working towards launching an exchange offer during March to solicit formal approval of a complete debt restructuring.”

“While working hard on our debt restructuring, we have been providing operational, managerial and financial support to our portfolio companies for growth, acquisitions and support in distressed situations. We continue to stand by our portfolio companies. We have reduced our own operating costs and implemented several staff reductions, which have reduced our staff by more than half from its peak, and we remain focused on efficiency. We are making good progress towards restructuring the credit facilities at European Capital to maximize the

American Capital, Ltd.

February 23, 2010

value of our 100% ownership interest. And, finally, in 2009 we focused on realizing $1.1 billion of liquidity in our portfolio at fair values to position ourselves to reduce our debt, and we remain focused on producing liquidity at fair values. We are diligently working towards rebuilding shareholder value and look for 2010 to be a better year.”

NET OPERATING INCOME

NOI decreased 67% to $0.07 per diluted share for the quarter ended December 31, 2009, compared to $0.21 per diluted share for the prior year quarter.

NOI decreased 77% to $0.56 per diluted share for the year ended December 31, 2009, compared to $2.42 per diluted share for the prior year.

NET REALIZED (LOSS) EARNINGS

Net realized (loss) earnings declined to $(1.00) per diluted share for the quarter ended December 31, 2009, compared to $(0.01) per diluted share for the prior year quarter. Net realized (loss) earnings declined to $(2.81) per diluted share for the year ended December 31, 2009, compared to $2.58 per diluted share for the prior year.

NET EARNINGS (LOSS)

Net earnings (loss) improved to $0.38 per diluted share for the quarter ended December 31, 2009, compared to $(8.13) per diluted share for the prior year quarter. Net earnings (loss) improved to $(3.77) per diluted share for the year ended December 31, 2009, compared to $(15.29) per diluted share for the prior year.

PORTFOLIO VALUATION

For the quarter ended December 31, 2009, net unrealized appreciation of portfolio investments totaled $410 million. The primary components of the net unrealized appreciation were:

•	$284 million of reversals of prior depreciation associated with net realized losses on portfolio investments;
✓	The associated realizations were within 1% of the prior quarter’s valuation.
•

$124 million of appreciation of American Capital’s investment in European Capital, Ltd., reflecting a decrease to the discount applied to its NAV due to the current status of its credit facilities, which could prevent realization of the NAV;

✓	The equity investment in European Capital is valued at $0.2 billion compared to European Capital’s NAV of approximately $0.7 billion.
•	$22 million of net appreciation of American Capital’s private finance portfolio; and
•	$(25) million of net depreciation from structured products.

As of December 31, 2009, NAV per share was $8.29, an increase from $7.80 per share as of September 30, 2009 and a decrease from $15.41 per share as of December 31, 2008.

“During 2009, we received $1.1 billion of liquidity from our portfolio, including $476 million in the fourth quarter,” said John Erickson, Chief Financial Officer. “Despite the poor M&A environment in 2009, we exited both performing and non-performing assets at approximately fair value which is a testament to both the quality of our valuations and the quality of our portfolio. Additionally, we believe that the recession has ended and we are seeing a modest improvement in the performance of the portfolio and the M&A market. We expect that if the economy continues to recover, our portfolio and its valuation should also continue to improve.”

American Capital, Ltd.

February 23, 2010

PORTFOLIO LIQUIDITY AND PERFORMANCE

In the fourth quarter of 2009, $476 million of proceeds were received from realizations of portfolio investments and exits, which were within 1% of the prior quarter’s valuations of the investments. There was $23 million in new committed investments in the quarter. The weighted average effective interest rate on the Company’s private finance debt investments as of December 31, 2009 was 9.9%, unchanged from September 30, 2009 and 80 basis points lower than as of December 31, 2008. Unrestricted cash and cash equivalents totaled $835 million as of December 31, 2009.

As of December 31, 2009, loans with a fair value of $290 million were on non-accrual representing 7.8% of total loans at fair value as of December 31, 2009, compared to $285 million fair value of non-accrual loans representing 6.9% of total loans at fair value as of September 30, 2009.

American Capital, Ltd.

February 23, 2010

AMERICAN CAPITAL, LTD.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2009 and 2008

(in millions, except per share data)

(unaudited)

	2009	2008	2009 Versus 2008
			$	%
Assets
Investments at fair value (cost of $9,158 and $10,691, respectively)	$5,576	$7,427	$(1,851)	-25%
Cash and cash equivalents	835	209	626	300%
Restricted cash and cash equivalents	96	71	25	35%
Interest receivable	38	44	(6)	-14%
Other assets	127	159	(32)	-20%

Total assets	$6,672	$7,910	$(1,238)	-16%

Liabilities and Shareholders’ Equity
Debt	$4,142	$4,428	$(286)	-6%
Derivative and option agreements (cost of $0 and $(20), respectively)	102	222	(120)	-54%
Other liabilities	99	105	(6)	-6%

Total liabilities	4,343	4,755	(412)	-9%

Commitments and contingencies

Shareholders’ equity:
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 292.9 and 214.3 issued and 280.9 and 204.7 outstanding, respectively	3	2	1	50%
Capital in excess of par value	6,735	6,545	190	3%
(Distributions in excess of) undistributed net realized earnings	(709)	76	(785)	NM
Net unrealized depreciation of investments	(3,700)	(3,468)	(232)	-7%

Total shareholders’ equity	2,329	3,155	(826)	-26%

Total liabilities and shareholders’ equity	$6,672	$7,910	$(1,238)	-16%

Net asset value per common share	$8.29	$15.41	$(7.12)	-46%

NM = Not meaningful.

American Capital, Ltd.

February 23, 2010

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Twelve Months Ended December 31, 2009 and 2008

(in millions, except per share data)

(unaudited)

	Three Months Ended December 31,		Three Months Ended December 31, 2009 Versus 2008		Fiscal Year Ended December 31,		Fiscal Year Ended December 31, 2009 Versus 2008
	2009	2008	$	%	2009	2008	$	%
OPERATING INCOME:
Interest and dividend income	$156	$202	$(46)	-23%	$638	$950	$(312)	-33%
Asset management and other fee income	13	16	(3)	-19%	59	101	(42)	-42%

Total operating income	169	218	(49)	-22%	697	1,051	(354)	-34%

OPERATING EXPENSES:
Interest	59	59	—	0%	256	220	36	16%
Salaries, benefits and stock-based compensation	68	41	27	66%	215	206	9	4%
General and administrative	33	31	2	6%	111	95	16	17%

Total operating expenses	160	131	29	22%	582	521	61	12%

OPERATING INCOME BEFORE INCOME TAXES	9	87	(78)	-90%	115	530	(415)	-78%

Benefit (provision) for income taxes	10	(43)	53	NM	20	(37)	57	NM

NET OPERATING INCOME	19	44	(25)	-57%	135	493	(358)	-73%

Net gain on extinguishment of debt	—	—	—	—	12	—	12	100%

Net realized (loss) gain on investments
Portfolio company investments	(282)	(32)	(250)	-781%	(716)	132	(848)	NM
Taxes on net realized gain	—	(1)	1	100%	—	(54)	54	100%
Foreign currency transactions	(1)	1	(2)	NM	(3)	(6)	3	50%
Derivative and option agreements	(19)	(15)	(4)	-27%	(106)	(40)	(66)	-165%

Total net realized (loss) gain on investments	(302)	(47)	(255)	-543%	(825)	32	(857)	NM

NET REALIZED (LOSS) EARNINGS	(283)	(3)	(280)	NM	(678)	525	(1,203)	NM

Net unrealized appreciation (depreciation) of investments
Portfolio company investments	410	(1,548)	1,958	NM	(340)	(3,480)	3,140	90%
Foreign currency translation	(26)	(24)	(2)	-8%	28	(41)	69	NM
Derivative and option agreements and other	6	(109)	115	NM	80	(119)	199	NM

Total net unrealized appreciation (depreciation) of investments	390	(1,681)	2,071	NM	(232)	(3,640)	3,408	94%

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS (“NET EARNINGS (LOSS)”)	$107	$(1,684)	$1,791	NM	$(910)	$(3,115)	$2,205	71%

NET OPERATING INCOME PER COMMON SHARE*:
Basic	$0.07	$0.21	$(0.14)	-67%	$0.56	$2.42	$(1.86)	-77%
Diluted	$0.07	$0.21	$(0.14)	-67%	$0.56	$2.42	$(1.86)	-77%
NET REALIZED (LOSS) EARNINGS PER COMMON SHARE*:
Basic	$(1.00)	$(0.01)	$(0.99)	NM	$(2.81)	$2.58	$(5.39)	NM
Diluted	$(1.00)	$(0.01)	$(0.99)	NM	$(2.81)	$2.58	$(5.39)	NM
NET EARNINGS (LOSS) PER COMMON SHARE*:
Basic	$0.38	$(8.13)	$8.51	NM	$(3.77)	$(15.29)	$11.52	75%
Diluted	$0.38	$(8.13)	$8.51	NM	$(3.77)	$(15.29)	$11.52	75%
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	283.2	207.1	76.1	37%	241.1	203.7	37.4	18%
Diluted	284.3	207.1	77.2	37%	241.1	203.7	37.4	18%
DIVIDENDS DECLARED PER COMMON SHARE	$—	$—	$—	—	$1.07	$3.09	$(2.02)	-65%

NM = Not meaningful.

*	May not recalculate due to rounding.

American Capital, Ltd.

February 23, 2010

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

Three Months Ended December 31, 2009 and September 30, 2009 and Fiscal Year Ended December 31, 2009 and 2008

(in millions, except per share data)

(unaudited)

	Q4 2009	Q3 2009	Q4 2009 Versus Q3 2009		2009	2008	2009 Versus 2008
			$	%			$	%
Assets Under Management:
American Capital Assets at Fair Value(1)	$6,672	$6,668	$4	0%	$6,672	$7,910	$(1,238)	-16%
Externally Managed Assets at Fair Value(2)	5,802	4,843	959	20%	5,802	5,477	325	6%

Total	$12,474	$11,511	$963	8%	$12,474	$13,387	$(913)	-7%

Capital Resources Under Management:
American Capital Assets at Fair Value plus Available Capital Resources(1)	$6,672	$6,668	$4	0%	$6,672	$8,430	$(1,758)	-21%
Externally Managed Assets at Fair Value plus Available Capital Resources(2)	6,020	5,064	956	19%	6,020	5,956	64	1%

Total	$12,692	$11,732	$960	8%	$12,692	$14,386	$(1,694)	-12%

New Investments:
Senior Debt	$12	$—	$12	100%	$41	$1,007	$(966)	-96%
Subordinated Debt	—	5	(5)	-100%	18	920	(902)	-98%
Preferred Equity	4	1	3	300%	16	222	(206)	-93%
Common Equity	7	1	6	600%	34	307	(273)	-89%
Structured Products	—	—	—	—	—	151	(151)	-100%

Total	$23	$7	$16	229%	$109	$2,607	$(2,498)	-96%

Investments in Managed Funds	$—	$—	$—	—	$—	$775	$(775)	-100%
Financing for Private Equity Buyouts	—	—	—	—	—	485	(485)	-100%
Direct Investments	—	—	—	—	—	192	(192)	-100%
American Capital Sponsored Buyouts	—	—	—	—	—	303	(303)	-100%
Structured Products	—	—	—	—	—	151	(151)	-100%
Add-on Financing for Working Capital in Distressed Situations	17	3	14	467%	81	125	(44)	-35%
Add-on Financing for Acquisitions	3	1	2	200%	4	98	(94)	-96%
Add-on Financing for Growth and Working Capital	2	—	2	100%	4	368	(364)	-99%
Add-on Financing for Recapitalizations	1	3	(2)	-67%	20	110	(90)	-82%

Total	$23	$7	$16	229%	$109	$2,607	$(2,498)	-96%

Realizations:
Principal Prepayments	$88	$151	$(63)	-42%	$316	$770	$(454)	-59%
Loan Syndications and Sales	303	78	225	288%	410	349	61	17%
Scheduled Principal Amortization	12	9	3	33%	46	80	(34)	-43%
Payment of Accrued Payment-in-kind Notes and Dividends and Accreted Loan Discounts	16	27	(11)	-41%	48	64	(16)	-25%
Sale of Equity Investments	57	198	(141)	-71%	323	913	(590)	-65%

Total	$476	$463	$13	3%	$1,143	$2,176	$(1,033)	-47%

Appreciation, Depreciation, Gain and Loss:
Gross Realized Gain	$3	$76	$(73)	-96%	$122	$295	$(173)	-59%
Gross Realized Loss	(285)	(123)	(162)	-132%	(838)	(163)	(675)	-414%

Portfolio Net Realized (Loss) Gain	(282)	(47)	(235)	-500%	(716)	132	(848)	-642%
Taxes on Realized Net Gain	—	—	—	—	—	(54)	54	100%
Foreign Currency	(1)	—	(1)	-100%	(3)	(6)	3	50%
Derivative and Option Agreements	(19)	(19)	—	—	(106)	(40)	(66)	-165%

Net Realized (Loss) Gain	(302)	(66)	(236)	-358%	(825)	32	(857)	-2678%

Gross Unrealized Appreciation of Private Finance Portfolio Investments	163	154	9	6%	297	192	105	55%
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(141)	(140)	(1)	-1%	(970)	(1,955)	985	50%

American Capital, Ltd.

February 23, 2010

	Q4 2009	Q3 2009	Q4 2009 Versus Q3 2009		2009	2008	2009 Versus 2008
			$	%			$	%
Net Unrealized Appreciation (Depreciation) of Private Finance Portfolio Investments	22	14	8	57%	(673)	(1,763)	1,090	62%
Net Unrealized Appreciation (Depreciation) of European Capital Limited	124	(6)	130	NM	(248)	(672)	424	63%
Net Unrealized (Depreciation) Appreciation of American Capital Agency Corp.	(5)	14	(19)	NM	22	1	21	2100%
Net Unrealized Appreciation (Depreciation) of American Capital, LLC	10	—	10	100%	(148)	(300)	152	51%
Net Unrealized (Depreciation) Appreciation of Structured Products	(25)	23	(48)	NM	(11)	(606)	595	98%
Reversal of Prior Period Net Unrealized Depreciation (Appreciation) Upon Realization	284	41	243	593%	718	(140)	858	NM

Net Unrealized Appreciation (Depreciation) of Portfolio Investments	410	86	324	377%	(340)	(3,480)	3,140	90%
Foreign Currency Translation	(26)	57	(83)	NM	28	(41)	69	NM
Derivative Agreements and Other	6	(32)	38	NM	31	(119)	150	NM
Reversal of Prior Period Net Unrealized Depreciation on Option Agreements	—	—	—	—	49	—	49	100%

Net Unrealized Appreciation (Depreciation) of Investments	390	111	279	251%	(232)	(3,640)	3,408	94%

Net Gains, Losses, Appreciation and Depreciation	$88	$45	$43	96%	$(1,057)	$(3,608)	$2,551	71%

Other Financial Data:
NAV per Share	$8.29	$7.80	$0.49	6%	$8.29	$15.41	$(7.12)	-46%
Debt at Cost	$4,142	$4,279	$(137)	-3%	$4,142	$4,428	$(286)	-6%
Debt at Fair Value	$3,929	$3,743	$186	5%	$3,929	$3,172	$757	24%
Market Capitalization	$685	$906	$(221)	-24%	$685	$663	$22	3%
Total Enterprise Value(3)	$3,992	$4,741	$(749)	-16%	$3,992	$4,882	$(890)	-18%
Credit Quality:
Weighted Average Effective Interest Rate on Private Finance Debt Investments at Period End	9.9%	9.9%	—	—	9.9%	10.7%	-0.8%	-7%
Loans on Non-Accrual at Cost	$811	$889	$(78)	-9%	$811	$824	$(13)	-2%
Loans on Non-Accrual at Fair Value	$290	$285	$5	2%	$290	$150	$140	93%
Non-Accrual Loans at Cost as a Percentage of Total Loans	18.1%	17.3%			18.1%	13.2%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans	7.8%	6.9%			7.8%	2.9%
Past Due Loans at Cost	$88	$209	$(121)	-58%	$88	$49	$39	80%
Number of Portfolio Companies on Non-Accrual and Past Due	40	41			40	35
Debt to Equity Conversions at Cost	$54	$6	$48	800%	$450	$69	$381	552%
Return on Equity:
LTM Net Operating Income Return on Average Equity at Cost	2.1%	2.5%			2.1%	7.5%
LTM Realized (Loss) Earnings Return on Average Equity at Cost	-10.7%	-6.1%			-10.7%	8.0%
LTM Net Loss Return on Average Equity	-37.3%	-90.3%			-37.3%	-60.0%
Current Quarter Net Operating Income Return on Average Equity at Cost Annualized	1.2%	2.1%			1.2%	2.6%
Current Quarter Realized Loss Return on Average Equity at Cost Annualized	-18.4%	-2.2%			-18.4%	-0.2%
Current Quarter Earnings Return (Loss) on Average Equity Annualized	18.9%	15.0%			18.9%	-164.0%

NM = Not meaningful

(1)	Includes American Capital’s investment in its externally managed funds.
(2)	Includes European Capital Limited (2008 only), American Capital Equity I, American Capital Equity II, ACAS CLO-1 and ACAS CRE CDO 2007-1.
(3)	Enterprise value is calculated as debt at cost plus market capitalization less cash on hand.

American Capital, Ltd.

February 23, 2010

Portfolio Statistics (1) ($ in millions, unaudited)	Pre-2001	2001	2002	2003	2004	2005	2006	2007	2008	2009	Pre-2001 - 2009 Aggregate	2005 - 2009 Aggregate
IRR-GAAP Fair Value-All Investments(2)	7.9%	18.1%	7.8%	20.9%	13.3%	1.1%	7.0%	-12.1%	-6.6%	—	3.8%	-2.3%
IRR-GAAP Fair Value- Equity Investments Only(2)(3)(4)	5.8%	46.9%	11.4%	28.9%	27.5%	-11.7%	13.5%	-18.0%	-16.9%	—	1.4%	-6.8%
IRR-Exited Investments(5)	8.6%	20.3%	9.1%	23.5%	19.0%	23.9%	13.4%	-6.3%	-74.9%	—	13.7%	12.7%
Original Investments and Commitments	$1,065	$376	$961	$1,433	$2,266	$4,561	$5,175	$7,324	$1,021	$—	$24,182	$18,081
Total Exits and Prepayments of Original Investments	$999	$351	$757	$1,083	$1,765	$2,086	$3,105	$2,932	$54	$—	$13,132	$8,177
Total Interest, Dividends and Fees Collected	$408	$148	$324	$391	$589	$930	$913	$871	$171	$—	$4,745	$2,885
Total Net Realized (Loss) Gain on Investments	$(128)	$(4)	$(91)	$143	$28	$292	$21	$(381)	$(50)	$—	$(170)	$(118)
Current Cost of Investments	$76	$23	$195	$328	$469	$2,247	$1,712	$3,312	$796	$—	$9,158	$8,067
Current Fair Value of Investments	$17	$3	$134	$404	$357	$1,043	$1,267	$1,767	$583	$—	$5,575	$4,660
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.3%	0.1%	2.4%	7.2%	6.4%	18.7%	22.7%	31.7%	10.5%	—	100.0%	83.6%
Net Unrealized Appreciation/(Depreciation)	$(59)	$(20)	$(61)	$76	$(112)	$(1,204)	$(445)	$(1,545)	$(213)	$—	$(3,583)	$(3,407)
Non-Accruing Loans at Cost	$18	$14	$28	$—	$41	$100	$252	$349	$9	$—	$811	$710
Non-Accruing Loans at Fair Value	$16	$3	$22	$—	$24	$65	$78	$78	$4	$—	$290	$225
Equity Interest at Fair Value(3)	$—	$—	$—	$177	$68	$470	$413	$426	$124	$—	$1,678	$1,433
Debt to EBITDA(6)(7)(8)	7.8	NM	8.4	4.4	6.4	4.9	5.2	6.9	6.8	—	6.0	6.0
Interest Coverage(6)(8)	1.4	NM	0.9	2.4	2.0	2.2	2.8	2.1	1.3	—	2.2	2.2
Debt Service Coverage(6)(8)	1.4	NM	0.8	2.3	1.5	1.5	2.2	1.8	1.2	—	1.8	1.8
Average Age of Companies(8)	38 yrs	45 yrs	49 yrs	41 yrs	45 yrs	28 yrs	30 yrs	30 yrs	26 yrs	—	32 yrs	29 yrs
Diluted Ownership Percentage(3)	63%	59%	39%	52%	46%	49%	43%	47%	33%	—	45%	44%
Average Sales(8)(9)	$45	$5	$47	$184	$94	$119	$139	$226	$99	$—	$159	$166
Average EBITDA(8)(10)	$3	$—	$8	$37	$22	$24	$37	$38	$27	$—	$32	$34
Average EBITDA Margin	6.7%	—	17.0%	20.1%	23.4%	20.2%	26.6%	16.8%	27.3%	—	20.1%	20.5%
Total Sales(8)(9)	$72	$263	$175	$1,266	$823	$1,917	$4,983	$8,379	$1,233	$—	$19,111	$16,512
Total EBITDA(8)(10)	$5	$4	$17	$170	$168	$313	$866	$1,579	$242	$—	$3,364	$3,000
% of Senior Loans(8)(11)	83%	11%	58%	61%	42%	49%	38%	60%	27%	—	49%	48%
% of Loans with Lien(8)(11)	100%	68%	100%	100%	91%	89%	92%	92%	60%	—	88%	87%

(1)	Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. Investments in interest rate derivative agreements are excluded.
(2)	Assumes investments are exited at current GAAP fair value.
(3)	Excludes investments in structured products.
(4)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(5)	Includes exited securities of existing portfolio companies.
(6)	These amounts do not include investments in which we own only equity.
(7)	For portfolio companies with a nominal EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times EBITDA.
(8)	Excludes investments in structured products, managed funds and American Capital, LLC.
(9)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(10)	EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(11)	As a percentage of our total debt investments.

American Capital, Ltd.

February 23, 2010

SHAREHOLDER CALL

American Capital invites shareholders, prospective shareholders and analysts to attend the shareholder call on February 24, 2010 at 11:00 am ET. The shareholder call can be accessed through a live webcast, free of charge, at www.AmericanCapital.com or by dialing (877) 569-8701 (U.S. domestic) or +1 (574) 941-7382 (international). Please provide the operator with the conference ID number 52431651. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com in advance of the shareholder call. Select the Q4 2009 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call. In addition, there will be a phone recording available from 3:00 pm ET February 24, 2010 until 11:59 pm ET March 10, 2010. If you are interested in hearing the recording of the presentation, please dial (800) 642-1687 (U.S. domestic) or +1 (706) 645-9291 (international). The access code for both domestic and international callers is 52431651.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital currently has $13 billion in capital resources under management and eight offices in the U.S., Europe and Asia. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION

Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.